                                  EXHIBIT 23(b)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Alpha Industries, Inc.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Alpha Industries, Inc. 1999 Employee Long-Term Incentive Plan of our audit report dated April 28, 2000 on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of April 2, 2000 and for each of the years in the three-year period then ended.

     /s/ KPMG LLP


Boston, Massachusetts
October 20, 2000